Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the financial statements of China Green Material Technologies, Inc. (“Registrant”) for the fiscal year ended December 31, 2008 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: March 31, 2009

/s/ Zhonghao Su

Chief Executive Officer (Principal Executive Officer)